EXHIBIT 5.3

August 28, 2009

To:	Wendy’s/Arby’s Restaurants, LLC, a Delaware limited liability (the “Company”) 1155 Perimeter Center West Atlanta, Georgia 30338

Re: Wendy’s of Denver, Inc. and ARG Services, Inc.

Ladies and Gentlemen:

We have acted as special counsel in the State of Colorado (the “State”) to Wendy’s of Denver, Inc., a Colorado corporation (“Wendy’s of Denver”), and ARG Services, Inc., a Colorado corporation (“ARG Services” and, together with Wendy’s of Denver, the “Colorado Guarantors”), for the purposes of issuing this opinion in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company and certain of its subsidiaries identified in the Registration Statement (such subsidiaries, the “Guarantors”), including the Colorado Guarantors, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company of up to $565,000,000 aggregate principal amount of the Company’s 10.00% Senior Notes due 2016 (the “Exchange Notes”) in exchange for up to $565,000,000 aggregate principal amount of the Company’s outstanding 10.00% Senior Notes due 2016 (the “Old Notes”), and the corresponding issuance by the Colorado Guarantors of the guarantees of the Exchange Notes (the “Exchange Note Guarantees”). The Old Notes, Exchange Notes and the Exchange Note Guarantees are governed by the Indenture, dated as of June 23, 2009, among the Company, the Guarantors and U.S. Bank National Association, as trustee, as amended or supplemented as of the date hereof (the “Indenture”).

For the purposes of rendering this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(a)          The Registration Statement;

(b)          The Registration Rights Agreement, dated as of June 23, 2009, by and among the Company, and Credit Suisse Securities (USA) LLC, Banc of America Securities LLC, and Citigroup Global Markets, Inc., as representatives of the initial purchasers, and the Guarantors (the “Registration Rights Agreement”);

(c)          The Indenture, including the portions thereof comprising the Exchange Note Guarantees to be issued by the Colorado Guarantors;

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(d)          A specimen copy of the form of Exchange Notes to be issued pursuant to the Indenture;

(e)          A Certificate of the Assistant Secretary of Wendy’s of Denver, dated as of August 19, 2009, certifying (i) that the resolutions of the board of directors dated June 11, 2009, authorizing execution and delivery of the Securities Documents (as defined below) on behalf of Wendy’s of Denver have not been amended or superseded and are in full force and effect, (ii) that Wendy’s of Denver’s articles of incorporation have not been amended or superseded since June 23, 2009, and are in full force and effect, and (iii) that Wendy’s of Denver’s bylaws have not been amended or superseded since June 23, 2009, and are in full force and effect, together with copies of the resolutions, articles of incorporation and bylaws;

(f)           A Certificate of the Vice President – Corporate Securities Counsel and Assistant Secretary of ARG Services, dated as of August 19, 2009, certifying (i) that the resolutions of the board of directors dated June 11, 2009, authorizing execution and delivery of the Securities Documents (as defined below) on behalf of ARG Services have not been amended or superseded and are in full force and effect, (ii) that ARG Services’ articles of incorporation have not been amended or superseded since June 23, 2009, and are in full force and effect, and (iii) that ARG Services’ bylaws have not been amended or superseded since June 23, 2009, and are in full force and effect, together with copies of the resolutions, articles of incorporation and bylaws; and

(g)          Certificates issued by the Secretary of State of the State, dated as of August 19, 2009, certifying that each of the Colorado Guarantors is in good standing with that office (the “Good Standing Certificates”).

The documents referred to in paragraphs (c) and (d) above are referred to herein together as the “Securities Documents” and the documents referred to in paragraphs (e) and (f) above are referred to herein together as the “Secretary Certificates.” The documents referred to in paragraphs (a) through (g) above are referred to herein collectively as the “Operative Documents.”

In rendering this opinion, we have assumed (a) the genuineness of all signatures on all documents and instruments; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to originals of all documents submitted as photostatic, electronic or certified copies; (d) the existence of each of the parties to the Securities Documents, other than the Colorado Guarantors, and that each such other party has all the legal capacity, power and authority required for it to enter into the Securities Documents to which it is a party, and to perform its obligations thereunder; (e) that the execution, delivery and performance by each party to the Securities Documents, other than the Colorado Guarantors, has been duly authorized by such party; (f) the due execution and delivery of the Securities Documents by each of the

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parties thereto, other than the Colorado Guarantors; (g) that the Securities Documents are legal, valid and binding obligations of the parties thereto and are enforceable against such parties in accordance with their respective terms; (h) that the execution, delivery, and performance by each of the Colorado Guarantors of its respective obligations under the Securities Documents do not conflict with, violate, or cause a default under the terms of any agreement, document, obligation or order by which such Colorado Guarantor is bound or affected (other than the articles of incorporation and bylaws of such Colorado Guarantor or any Colorado law (excluding any statutes, ordinances, administrative decisions, rules or regulations or any political subdivision of the State)); (i) the truth of the representations of each of the Colorado Guarantors made in the Securities Documents; (j) that there are no agreements between any parties that would alter the agreements set forth in the Securities Documents; and (k) that adequate consideration has been given to each of the Colorado Guarantors for its respective execution, delivery and performance of its obligations under the Indenture with respect to its Exchange Note Guarantee.

Please be advised that we do not represent the Colorado Guarantors on a regular basis, and that there may exist matters of a factual nature that could have a bearing on our opinion with respect to which we have not been consulted, or of which we are otherwise unaware. As to certain factual matters we have relied on the Secretary Certificates and the Good Standing Certificates. We have undertaken no investigation or verification of such facts other than consulting the records of the Secretary of State of the State to obtain the Good Standing Certificates. We have not reviewed any documents other than the Operative Documents, and the opinions rendered herein are limited accordingly. The opinions expressed herein relate solely to the Operative Documents and not to any other documents, agreements, instruments or exhibits referred to in or incorporated by reference into any of the Operative Documents that are not otherwise part of the Operative Documents.

In basing the opinions set forth in this letter on “our knowledge,” the words “to our knowledge” or “known to us” signify that no facts have come to the attention of the attorneys currently in this firm who have been directly involved in representing the Colorado Guarantors in connection with the issuance of their respective Exchange Note Guarantees that would give us actual knowledge that any such opinions are not accurate. We have undertaken no investigation or verification of such facts.

Based on the foregoing and subject to the qualifications hereinafter set forth, it is our opinion that:

1.            Each of the Colorado Guarantors is duly incorporated, validly existing, and in good standing under the laws of the State.

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2.            Each of the Colorado Guarantors has all necessary corporate power and authority to execute and deliver the Indenture and to perform its obligations with respect to the Exchange Note Guarantees thereunder.

3.            The execution and delivery by each of the Colorado Guarantors of the Indenture and the performance by it of all of its obligations thereunder have been duly authorized by all necessary corporate action on the part of such Colorado Guarantor, and will not conflict with or result in a breach of any of the terms, conditions, or provisions of the articles of incorporation or bylaws of such Colorado Guarantor or any judgment, decree or order of any governmental authority of the State that is, to our knowledge, applicable to the Colorado Guarantors.

4.            The Indenture has been duly executed and delivered by each of the Colorado Guarantors.

5.            The execution and delivery by each of the Colorado Guarantors of the Indenture, and the performance by each of the Colorado Guarantors of its obligations under and the compliance with the terms and conditions of, the Exchange Note Guarantees under the Indenture do not violate any statutes or regulations of the State that customarily are applicable to business corporations generally or the types of transactions contemplated by the Securities Documents.

The opinions expressed above are subject to the following qualifications and limitations:

We express no opinion as to the laws of any jurisdiction other than the laws of the State in effect on the date hereof. We assume no obligation to supplement this opinion if any applicable laws change after the date of this opinion, or if we become aware of any facts that might change the opinions expressed above after the date of this opinion.

The opinions expressed in this letter are strictly limited to the matters stated herein, and no other opinions may be implied. This opinion is provided as a legal opinion only, effective as of the date of this letter and not as representations of fact. We understand that the addressees have made such independent investigations of the facts as the addressees deemed necessary, and that the determination of the extent of those investigations of fact that are necessary has been made independent of this opinion letter.

The opinions expressed in this letter are solely for the benefit of the Company, in connection with the Registration Statement, and may not be relied upon in any respect by any other person or for any other purpose; provided, however, that Paul, Weiss, Rifkind, Wharton & Garrison LLP may rely upon the paragraphs of this opinion upon which it needs to rely in order to render its opinions with respect to the Exchange Notes and Exchange Note Guarantees and the transactions contemplated by the Indenture and the Registration Statement to the extent related to the Colorado Guarantors, and for no other purpose. This letter may not be published or quoted to, or filed with, any other person without our prior written consent; provided, however, that we

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hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving our consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act. .

Very truly yours,

/s/ Holland & Hart LLP